DISTRIBUTION AGREEMENT

AGREEMENT made this __ day of ______________, 2015, between Guggenheim Energy & Income Fund, a Delaware corporation (the “Fund”), and Guggenheim Funds Distributors, LLC (the “Distributor”).

W I T N E S S E T H:

WHEREAS, the Fund is registered under the Investment Company Act of 1940 (the “1940 Act”) as a closed-end management investment company and it is in the interest of the Fund to offer its shares of common stock (“Shares”) for sale as described in the Prospectus (as defined below);

WHEREAS, the Distributor is a securities firm engaged in the business of selling shares of investment companies either directly to purchasers or through financial intermediaries including, without limitation, brokers, dealers, retirement plans, financial consultants, registered investment advisers and mutual fund share markets (“financial intermediaries”); and

WHEREAS, the Fund and the Distributor wish to enter into an agreement with each other with respect to the offering of the Fund’s Shares;

NOW, THEREFORE, the parties agree as follows:

Section 1. Appointment of the Distributor.

The Fund hereby appoints the Distributor as exclusive distributor in connection with the offering and sale of the Shares on the terms set forth in this Agreement and the Distributor hereby accepts such appointment and agrees to act in such capacity hereunder.

Section 2. Services and Duties of the Distributor; Offering.

(a) The Distributor agrees to distribute Shares, as agent for the Fund, upon the terms described in the Prospectus (the “Offering”). As used in this Agreement, the term “Prospectus” shall mean the prospectus included as part of the Fund’s Registration Statement, as such prospectus may be amended or supplemented from time to time, and the term “Registration Statement” shall mean the Registration Statement on Form N-2 filed by the Fund with the Securities and Exchange Commission (the “Commission”) and effective under the Securities Act of 1933 (the “1933 Act”). The Distributor may solicit subscriptions for Shares during a subscription period that shall last for such period as may be agreed upon by the parties hereto. Upon the termination of the relevant subscription period the Shares will be issued against payment and the Fund will commence operations.

(b) The Distributor will hold itself available to receive orders, satisfactory to the Distributor, for the purchase of Shares and will accept such orders on behalf of the Fund and will transmit such orders as are so accepted to the Fund’s transfer agent as promptly as practicable. The Distributor shall promptly forward to the Fund’s custodian funds received in respect of purchases of Shares in accordance with the instructions of the Fund’s transfer agent. Purchase orders shall be deemed effective at the time and in the manner set forth in the Prospectus.

(c) The Fund shall be obligated to provide the Distributor the Shares needed, but not more than the Shares needed (except for clerical errors in transmission), to fill unconditional orders for Shares placed with the Distributor by investors and securities dealers. The price at which each Share shall be sold shall be as set forth in the Prospectus. The Distributor will perform its duties hereunder on a best efforts basis, and it is understood that the Distributor does not undertake to distribute any specific number or amount of Shares or to purchase any Shares for its own account.

(d) The Distributor will not make offers or sales of Shares except in the manner set forth in the Registration Statement. The Fund has established procedures that are to be followed in connection with the offer and sale of Shares, and the Distributor agrees not to make offers or sales of any Shares except in compliance with such procedures. In this regard, the Distributor agrees that:

(i)	no sale of Shares to any one investor will be for less than the minimum amount as specified in the Prospectus or as the Fund otherwise shall advise the Distributor; and

(ii)
no offer or sale of Shares will be made in any state or jurisdiction, or to any prospective investor located in any state or jurisdiction, where Shares have not been registered or qualified for offer and sale under applicable state securities laws unless Shares are exempt from the registration or qualification requirements of such laws.

(e) In connection with such purchases, the Fund authorizes and designates the Distributor to take any action, and to make any arrangements for the collection of purchase monies authorized or permitted to be taken or made in accordance with the 1940 Act and as set forth in the Fund’s Agreement and Declaration of Trust, By-Laws and Prospectus.

(f) The authority of the Distributor under this Section 2 may, with the consent of the Fund, be delegated in whole or in part to another person or firm. If, consistent with this paragraph, the Distributor enters into selling agreements with other brokers or dealers as selling agents or selected dealers or other financial intermediaries which may recommend, or make available for purchase, to their own respective clients or customers Shares of the Fund, it agrees to do so on a form approved by the Fund’s officers.

(g) The Distributor shall be responsible for reviewing the Registration Statement for compliance with the requirement of the conduct rules of Financial Industry Regulatory Authority, Inc. (“FINRA”) that the Fund’s Prospectus contain disclosure of the details of any arrangement by which special cash compensation arrangements are made available to a FINRA member distributing the Fund’s securities, which arrangements are not made available on the same terms to all FINRA members who distribute the Fund’s securities.

(h) The Distributor shall adopt and follow procedures for the confirmation of sales to investors and intermediaries, timeliness of orders, the collection of amounts payable by investors and intermediaries on such sales, the correction of errors related to distribution of Shares, the cancellation of unsettled transactions, and assisting with the solicitation of proxies, and any other matters governed by Rule 38a-1 under the 1940 Act (as may apply to a principal underwriter for a registered investment company), each as may be necessary to comply with the requirements of the FINRA, any other self-regulatory organization, and the federal and state securities laws. The Distributor shall provide reports or other information to the Fund at the Fund’s reasonable request, including, without limitation, reports related to the operation and implementation of the Fund’s policies related to customer privacy, safeguarding of customer information, sales and marketing practices or other policies and procedures of the Fund.

(i) The Distributor agrees that it has adopted and implemented an anti-money-laundering program in compliance with the USA PATRIOT Act of 2001, the regulations thereunder and the conduct rules of FINRA, including, without limitation, customer identification program procedures and monitoring for suspicious activity. The Distributor additionally agrees that it has adopted and implemented procedures to comply with applicable law and regulation related to cash transaction reporting requirements, as well as monitoring and reporting under FinCEN, OFAC and other government watch lists. The Distributor shall provide reports or other information to the Fund at the Fund’s reasonable request, related to the operation and implementation of any of the Fund’s anti-money-laundering policies for which the Distributor is responsible.

Nothing herein contained shall prevent the Distributor from entering into like distribution arrangements with other investment companies.

Section 3. Duties of the Fund.

(a) The Fund agrees to sell its Shares and to cause its Shares to be registered in book entry form through The Depository Trust Company.

(b) The Fund shall keep the Distributor fully informed with regard to its affairs and shall, to the extent permitted by applicable law, furnish to the Distributor copies of all publicly available information, financial statements and other documents which the Distributor may reasonably request for use in connection with the distribution of Shares of the Fund, and this shall include one certified copy, upon request by the Distributor, of all financial statements prepared for the Fund by independent accountants and such reasonable number of copies of its Prospectus and annual and interim reports as the Distributor may request and shall cooperate fully in the efforts of the Distributor to arrange for the sale of the Shares and in the performance of the Distributor under this Agreement.

(c) The Fund shall take such steps as may be necessary so that there will be available for sale such number of Shares as the Distributor may be expected to sell. The Fund will comply with the requirements of Rule 430A and will notify the Distributor immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission or (iii) of any request by the Commission for any amendment to the Registration Statement, any amendment or supplement to the Prospectus or for additional information.

(d) The Fund shall use its best efforts to qualify and maintain the qualification during the solicitation period of an appropriate number of its Shares for sale under the securities laws of such states as the Distributor and the Fund may approve, and, if necessary or appropriate in connection therewith, to qualify and maintain the qualification of the Fund as a broker or dealer in such states; provided that the Fund shall not be required to amend its Articles of Incorporation or By-Laws to comply with the laws of any state, to maintain an office in any state, to change the terms of the offering of the Shares in any state from the terms set forth in its Registration Statement and Prospectus, to qualify as a foreign corporation in any state or to consent to service of process in any state other than with respect to claims arising out of the offering of the Shares. The Distributor shall furnish such information and other material relating to its affairs and activities as may be required by the Fund in connection with such qualifications.

Section 4. Agreements with Financial Intermediaries.

(a) The Distributor shall have the right to enter into agreements with financial intermediaries of its choice for distribution services with respect to the Shares; provided that the Distributor shall periodically inform the Fund’s board of trustees of the nature and substance of such agreements and that the Fund’s officers shall approve the forms of agreements with such financial intermediaries.

(b) Within the United States, the Distributor shall contract for the placement of the Fund’s Shares only with such financial intermediaries who are acting as brokers or dealers who are members in good standing of FINRA and who agree to abide by the conduct rules of FINRA.

(c) The Distributor shall obtain adequate assurance from any financial intermediary which it engages of the compliance by such financial intermediary with applicable federal and state securities laws and the conduct rules of FINRA.

Section 5. Fees and Expenses.

(a) If, and only to the extent set forth in the Fund’s Prospectus, the Distributor and the financial intermediaries shall be entitled to charge a sales load to each investor on the public offering price of such investor’s Shares. If the Fund’s offering of Shares is terminated prior to the closing of the Fund’s initial public offering, the Distributor may not impose a sales load on investors in the Fund or receive other compensation under this Agreement, other than any indemnification expenses payable pursuant to Section 6 of this Agreement.

(b) The Fund shall bear all costs and expenses of the offering of the Shares in connection with: (i) fees and disbursements of its counsel and independent accountants, (ii) the preparation, filing and printing of any registration statements and/or prospectuses required to be filed by and under the federal and state securities laws, (iii) the preparation and mailing of annual and interim reports and proxy materials to stockholders and (iv) the qualifications of Shares for sale and of the Fund as a broker or dealer under the securities laws of such states or other jurisdictions as shall be selected by the Fund and the Distributor pursuant to Section 4(d) hereof and the cost and expenses payable to each such state for any continuing qualification therein.

(c) The Distributor shall bear (i) any expenses of advertising incurred by the Distributor in connection with such distribution of the Shares and (ii) the expenses of registration or qualification of the Distributor as a dealer or broker under federal or state laws and the expenses of continuing such registration or qualification.

Section 6. Limitation of Liability; Indemnification.

(a) The Fund represents and warrants to the Distributor that the Registration Statement contains, and that the Prospectus at all times will contain, all statements required by the Securities Act and the Rules of the Securities and Exchange Commission (the

“Commission”), will in all material respects conform to the applicable requirements of the Securities Act and the Rules of the Commission and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty in this Section 6 shall apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Fund by or on behalf of the Distributor expressly for use in the Registration Statement or Prospectuses.

(b) The Distributor shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement. Notwithstanding anything in this Agreement to the contrary, the Distributor’s cumulative liability to the Fund and any person or entity claiming through the Fund for all losses, claims, suits, controversies, breaches and damages of any nature whatsoever arising out of or relating to this Agreement, and regardless of the form of action or legal theory, shall not exceed an amount equal to the fees received by the Distributor for services provided under this Agreement. The Distributor shall not be liable for any damages arising out of any action or omission to act by any prior service provider of the Fund or for any failure to discover any such error or omission (provided that this sentence shall not apply where the Distributor was the prior service provider). Notwithstanding anything in this Agreement to the contrary, the Distributor shall not be liable for any consequential, incidental, exemplary, punitive, special or indirect damages, whether or not the likelihood of such damages was known by the Distributor. Notwithstanding anything in this Agreement to the contrary, the Distributor shall not be liable for damages occurring directly or indirectly by reason of circumstances beyond its reasonable control.

(c) The Fund agrees that it will indemnify, defend and hold harmless the Distributor, its several officers, and directors, and any person who controls the Distributor within the meaning of Section 15 of the Securities Act, from and against any losses, claims, damages or liabilities, joint or several, to which the Distributor, its several officers, and directors, and any person who controls the Distributor within the meaning of Section 15 of the Securities Act, may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectuses or in any application or other document executed by or on behalf of the Fund or are based upon information furnished by or on behalf of the Fund filed in any state in order to qualify the shares under the securities or blue sky laws thereof (“Blue Sky application”) or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Distributor, its several officers, and directors, and any person who controls the Distributor within the meaning of Section 15 of the Securities Act, for any legal or other expenses reasonably incurred by the Distributor, its several officers, and directors, and any person who controls the Distributor within the meaning of Section 15 of the Securities Act, in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the Fund shall not be liable in any case to the extent that such loss, claim, damage or liability arises out of, or is based upon, any untrue statement, alleged untrue statement, or omission or alleged omission made in the Registration Statement, the Prospectus or any Blue

Sky application with respect to the Fund in reliance upon and in conformity with written information furnished to the Fund by or on behalf of the Distributor specifically for inclusion therein or arising out of the failure of the Distributor to deliver a current Prospectus.

(d) The Fund shall not indemnify any person pursuant to this Section 6 unless the court or other body before which the proceeding was brought has rendered a final decision on the merits that such person was not liable by reason of his or her willful misfeasance, bad faith or gross negligence in the performance of his or her duties, or his or her reckless disregard of any obligations and duties, under this Agreement (“disabling conduct”) or, in the absence of such a decision, a reasonable determination (based upon a review of the facts) that such person was not liable by reason of disabling conduct has been made by the vote of a majority of a quorum of the directors of the Fund who are neither “interested parties” (as defined in the 1940 Act) nor parties to the proceeding, or by independent legal counsel in a written opinion.

(e)           The Distributor will indemnify and hold harmless the Fund and its several officers and directors, and any person who controls the Fund within the meaning of Section 15 of the Securities Act, from and against any losses, claims, damages or liabilities, joint or several, to which any of them may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus or any Blue Sky application, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, which statement or omission was made in reliance upon and in conformity with information furnished in writing to the Fund or any of its several officers and directors by or on behalf of the Distributor specifically for inclusion therein, and will reimburse the Fund and its several officers, trustees and such controlling persons for any legal or other expenses reasonably incurred by any of them in investigating, defending or preparing to defend any such action, proceeding or claim.

(e) This Section 6 shall survive any termination of this Agreement.

Section 7. Compliance with Securities Laws.

(a) The Fund represents that it is registered as a closed-end management investment company under the 1940 Act, and agrees that it will comply with the provisions of the 1940 Act and of the rules and regulations thereunder. The Fund and the Distributor each agree to comply with the applicable terms and provisions of the 1940 Act, the 1933 Act and, subject to the provisions of Section 4(d), applicable state “Blue Sky” laws. The Distributor agrees to comply with the applicable terms and provisions of the 1934 Act.

Section 8. Term of Agreement; Termination.

(a) This Agreement shall commence on the date first set forth above and shall continue in effect until the closing of the Fund’s initial public offering.

(b) This Agreement shall terminate automatically in the event of its assignment (as defined by the 1940 Act) unless the Commission has issued an order exempting the Fund and the Distributor from the provisions of the 1940 Act which would otherwise have effected the termination of this Agreement. In addition, this Agreement may be terminated by either party at any time, without penalty, on not more than sixty days’ nor less than thirty days’ written notice to the other party.

Section 9. Amendments of this Agreement.

(a) This Agreement may be amended by the parties only if such amendment is specifically approved (i) by the Directors or by the vote of a majority of the outstanding voting securities of the Fund and (ii) by the vote of a majority of those Directors of the Fund who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

Section 10. Notices

(a) Any notice required to be given pursuant to this Agreement shall be deemed duly given if delivered or mailed by registered mail, postage prepaid, (1) to the Distributor at 227 West Monroe Street, Chicago, IL  60606, Attention: Amy J. Lee, or (2) to the Fund at 227 West Monroe Street, Chicago, IL  60606, Attention: Donald C. Cacciapaglia.

Section 11. Governing Law.

(a) The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware as at the time in effect and the applicable provisions of the Investment Company Act. To the extent that the applicable law of the State of Delaware, or any of the provisions herein, conflict with the applicable provisions of the Investment Company Act, the latter shall control.

Section 12. Proprietary and Confidential Information.

The Distributor agrees on behalf of itself and its employees to treat confidentially and as proprietary information of the Fund all records and other information relative to the Fund and prior, present or potential Shareholders, and not to use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Fund, which approval shall not be unreasonably withheld and shall not be required where the Distributor may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Fund. The provisions of this Section 13 shall survive termination of this Agreement.

Notwithstanding anything in this Agreement to the contrary, each party hereto agrees that: (i) any Nonpublic Personal Information, as defined under Section 248.3(t) of Regulation S-P (“Regulation S-P”), promulgated under the Gramm-Leach-Bliley Act (the “Act”), disclosed by a party hereunder is for the specific purpose of permitting the other party to perform the services set forth in this Agreement, and (ii) with respect to such information, each party will comply with Regulation S-P and the Act and will not disclose any Nonpublic Personal Information received in connection with this Agreement to any other party, except to the extent as necessary to carry out the services set forth in this Agreement or as otherwise permitted by Regulation S-P or the Act.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

GUGGENHEIM ENERGY & INCOME FUND

By:
       Name:
       Title:

GUGGENHEIM FUNDS DISTRIBUTORS, LLC

By:
       Name:
       Title: